                                                              EXHIBIT (M)(7)(II)

    SECOND AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC., INVESTORS BANK & TRUST COMPANY, BROWN
  BROTHERS HARRIMAN & COMPANY, GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, AND GMO
                                     TRUST

     THIS AMENDMENT, effective as of the first day of July 2002, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("Transfer Agent"), Brown Brothers Harriman & Company ("Pricing Agent"), Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, FIIOC, Transfer Agent, Pricing Agent, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001 (the "Agreement") with regard to certain employee benefit plans for which FIIOC performs administrative and recordkeeping services; and

     WHEREAS, FIIOC, Transfer Agent, pricing Agent, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises, Transfer Agent, Pricing Agent, GMO and GMO Trust hereby amend the Agreement as follows:

     -    Amending and restating Exhibit A in its entirety as attached hereto;

     IN WITNESS WHEREOF, FIIOC, Transfer Agent, Pricing Agent, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

INVESTORS BANK & TRUST COMPANY          FIDELITY INVESTMENTS INSTITUTIONAL
                                        OPERATIONS COMPANY, INC.


By: /S/ Sheila McClorey                 By: /S/ Carolyn Redden
    ---------------------------------       ------------------------------------
Name: Sheila McClorey                   Name: Carolyn Redden
Title: Senior Director                  Title: Vice President
Date: 4/25/02                           Date: 4/11/2002

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GRANTHAM MAYO VAN OTTERLOO & CO. LLC    GMO TRUST, ON BEHALF OF EACH FUND ON
                                        EXHIBIT A, SEVERALLY AND NOT JOINTLY


By: /S/ Elaine M. Harnett               By: /S/ Elaine M. Harnett
    ---------------------------------       ------------------------------------
Name: Elaine M. Harnett                 Name: Elaine M. Harnett
Title: Associate General Counsel        Title: Vice President
Date: 4/16/02                           Date: 4/16/02


BROWN BROTHERS HARRIMAN & COMPANY


By: /S/ Stokley P. Towles
    ---------------------------------
Name: Stokley P. Towles
Title: Partner
Date: April 24, 2002

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                                    EXHIBIT A

                                      FUNDS

SECTION I:

FUND:            GMO Foreign Fund, Class III
TICKER SYMBOL:   GMOFX
CUSIP:           362007551

SECTION II:

FUND:            GMO Foreign Fund, Class M Shares
TICKER SYMBOL:   N/A
CUSIP:           362008468

FUND:            GMO Emerging Countries Fund, Class M Shares
TICKER SYMBOL:   N/A
CUSIP:           362008435